Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-179657) of Scandium International Mining Corp. of our report dated March 26, 2024, relating to the consolidated financial statements of Scandium International Mining Corp., for the year ended December 31, 2023 which appears in Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 26, 2024